Exhibit 10.23

Execution Version

AMENDED AND RESTATED

EMPLOYEE ROLLOVER RESTRICTED STOCK UNIT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYEE ROLLOVER RESTRICTED STOCK UNIT AGREEMENT (this “Rollover Agreement”), dated December 28, 2012, is by and among Ancelux Topco S.C.A., a société en commandite par actions, organized and existing under the laws of the Grand Duchy of Luxembourg (“NewCo”), Global Generations International Inc., a Delaware corporation (“US Holdco”) and the individual whose name is set forth on Appendix A hereto (the “Grantee”).

WHEREAS, the Grantee holds restricted stock units (“RSUs”) with respect to the common stock of Ancestry.com Inc., a Delaware corporation (the “Company”) pursuant to the Ancestry.com Inc. 2009 Stock Incentive Plan (the “Plan”). The RSUs will continue in accordance with this Rollover Agreement upon and following the consummation of the transactions contemplated under the Merger Agreement (as defined below). Each such RSU is set forth on Table I on Appendix A and is herein referred to as a “Rollover RSU”;

WHEREAS, US Holdco, Global Generations Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of US Holdco (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger, dated as of October 21, 2012 (the “Merger Agreement”), pursuant to which, on the terms and conditions set forth in the Merger Agreement, Merger Sub shall merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), and as a wholly-owned direct and indirect Subsidiary of US Holdco and NewCo, respectively;

WHEREAS, in connection with the Merger Agreement, US Holdco and the Grantee entered into the Employee Rollover Restricted Stock Unit Agreement, dated October 21, 2012 (the “First Rollover Agreement”); and

WHEREAS, US Holdco and the Grantee now desire to amend and restate the First Rollover Agreement and NewCo desires to become a party hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the undersigned parties hereto agree to the terms and conditions contained herein.

1. General.

(a) Exchange. In connection with the Merger, subject to the modifications and upon the terms and conditions set forth herein, the Rollover RSUs shall be exchanged at the Closing (as defined in the Merger Agreement) for restricted stock units (“NewCo RSUs”) with respect to “Investor Interests” (as defined below) in NewCo.

(b) Assumption of Plans and Agreements. Each of the Plan and the restricted stock unit agreement(s) pursuant to which the Rollover RSUs were granted (the “Original RSU Agreement(s)”), as modified by this Rollover Agreement, will be assumed by NewCo by action of its board of directors (the “Board”) at the Closing. Upon and following the Closing, references to the “Company” in the Plan and the Original RSU Agreement(s) shall be deemed to refer to NewCo. Obligations of the Company under the Original RSU Agreement(s), as modified by this Rollover Agreement, will be assumed by NewCo at the Closing. Upon and following the Closing, any references to the “Committee” or the “Administrator” in the Plan or the Original RSU Agreement(s) shall be deemed to refer to the Compensation Committee of the Board, or if no such committee has been appointed, to the Board. The NewCo RSUs shall remain subject to the terms of the Plan (as amended in connection with the Merger), a copy of which the Grantee has received. In addition, each Original RSU Agreement, as modified by this Rollover Agreement, shall continue in effect and govern the terms of the NewCo RSUs attributable to it. Capitalized terms in this Rollover Agreement that are not defined herein shall have the meanings stated in the Plan. In the case of any conflict between the provisions hereof and those of the Plan, unless the context clearly requires otherwise, the provisions hereof shall be controlling.

2. RSU Exchange.

(a) Each separate grant of Rollover RSUs set forth on Table I of Appendix A shall be exchanged at Closing for a number of NewCo RSUs equal to the product of the number of shares of common stock of the Company that were subject to the Rollover RSU immediately prior to the Closing multiplied by the ratio of the “Merger Consideration” (as defined in the Merger Agreement) to the Investor Interest Value, with the result rounded down to the nearest whole number of Investor Interests. Each NewCo RSU will entitle the Grantee to one Investor Interest or, in the discretion of NewCo, cash in the amount of the Fair Market Value of such Investor Interest as of the date of settlement of such NewCo RSU, or a combination of the foregoing. The “Investor Interest Value” shall mean the price per Investor Interest paid by the Permira Funds to acquire an Investor Interest immediately prior to Closing.

(b) As soon as reasonably practicable following the Closing Date (as defined in the Merger Agreement), Table II of Appendix A will be completed to set forth the number of NewCo RSUs based on the formula described in Section 2(a) above.

(c) Notwithstanding anything to the contrary contained in this Rollover Agreement, (i) the Grantee’s obligations under this Rollover Agreement shall not apply with respect to any Rollover RSUs (or portion thereof) that the Grantee forfeits prior to the Closing and Appendix A hereto automatically shall be updated to reflect any such forfeiture, and (ii) in the event that any Rollover RSUs (or portion thereof) vest prior to the Closing, (A) the number of Rollover RSUs shall be decreased by the number of Rollover RSUs (or portion thereof) that so vest and the Grantee shall have no obligations under this Rollover Agreement with respect to such vested Rollover RSUs (or portion thereof), (B) Appendix A hereto automatically shall be updated to reflect the reduction described in the immediately preceding clause (A), and (C) in settlement of such Rollover RSUs (or portion thereof) that so vest, in lieu of the Company issuing the Grantee shares of common stock in settlement of such Rollover RSUs upon vesting, NewCo shall, immediately upon Closing, issue the Grantee a number of Investor Interests equal to the product of the number of shares of common stock of the Company that were subject to the Rollover RSU that vested, multiplied by the ratio of Merger Consideration to the Investor Interest Value, with the result rounded down to the nearest whole number of Investor Interests.

3. Vesting and Settlement. Each separate grant of NewCo RSUs set forth on Table II of Appendix A shall vest and be settled in accordance with the schedule, terms and conditions set forth in the Original RSU Agreement attributable to the Rollover RSUs exchanged for such NewCo RSUs, for the avoidance of doubt, without regard to any provision that would have provided for accelerated vesting upon the Merger. Notwithstanding the foregoing, NewCo RSUs will also vest and be settled upon the termination of Grantee’s employment by the Company without Cause or for Disability, by the Grantee for Good Reason (with the terms Cause and Good Reason being defined in the Grantee’s employment agreement with the Company) or on account of Grantee’s death. For this purpose, “Disability” shall have the meaning given to such term in Grantee’s employment agreement with the Company or, if such term is not defined therein, it shall have the meaning given to such term under the long term disability program of the Company in which Grantee participates.

4. Rights as a Stockholder. The Grantee shall not be deemed for any purpose to be the owner of any Investor Interests issuable pursuant to any NewCo RSU unless and until the Company shall have issued Investor Interests to the Grantee. Investor Interests received upon settlement of NewCo RSUs shall not be transferable except as set forth in Section 5 of this Rollover Agreement.

5. Contribution of Investor Interests. The Grantee hereby agrees to contribute any Investor Interests received upon settlement of NewCo RSUs to Anvil MIV LLC (the “MIV”) in exchange for an equivalent number of units in the MIV. Such contribution shall be effected pursuant to the terms of a contribution agreement in a form to be provided by the MIV.

6. Certain Definitions.

(a) “Fair Market Value” shall mean, as of any date: (a) if the Investor Interests are not listed on a nationally recognized stock exchange, the value of such Investor Interests on that date, as determined by the Committee in its good faith discretion, or (b) if the Investor Interests are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Investor Interests as reported on the principal nationally recognized stock exchange on which the Investor Interests traded on such date, or if no Investor Interest prices are reported on such date, the closing price of the Investor Interests on the next preceding date on which there were reported Investor Interest prices.

(b) “Investor Interest” shall mean an interest in NewCo consisting of one Ordinary Share and one share of each class of Class A Shares (as each such term is defined in the Shareholders Agreement of NewCo), in each case to the extent that shares of such class remain outstanding.

(c) “Permira Funds” means funds advised by Permira Advisers L.L.C. that are investing in NewCo at the Closing.

7. Representations and Warranties.

(a) The Grantee hereby represents and warrants as follows:

(i) The Grantee has all requisite power and authority and has taken all action necessary in order to execute, deliver and perform his obligations under this Rollover

Agreement. This Rollover Agreement has been duly executed and delivered by the Grantee and this Rollover Agreement constitutes a valid and binding agreement of the Grantee enforceable against the Grantee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii) The execution, delivery and performance of this Rollover Agreement by the Grantee do not and will not (i) require the Grantee to obtain any consents, registrations, approvals, permits or authorizations from any domestic or foreign governmental or regulatory authority, agency, commission body, court or other legislative, executive or judiciary government entity or (ii) constitute or result in a breach or violation of, or a default under, or result in the creation of a lien on any of the Grantee’s property pursuant to (A) any bond, debenture, note or other evidence of indebtedness or any indenture or other material agreement to which the Grantee is a party or by which the Grantee is bound or to which any of the Grantee’s property may be subject or (B) any law affecting the Grantee.

(iii) Immediately prior to the Closing, the Grantee will be the record and beneficial owner of the Rollover RSUs set forth on Appendix A hereto, free and clear or any liens.

(iv) The Grantee has not granted and is not a party to any proxy, voting trust or other agreement which conflicts with any provision of this Rollover Agreement, and the Grantee shall not grant any proxy or become party to any voting trust or other agreement which conflicts with any provision of this Rollover Agreement.

(v) The Grantee is acquiring the NewCo RSUs for his own account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same. The Grantee acknowledges that (i) the NewCo RSUs have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the Investor Interests will not be registered under the Securities Act, and, consequently, the materials relating to the offer have not been subject to review and comment by the staff of the Securities and Exchange Commission or any other governmental authority, (ii) there is not now and there may never be any public market for the NewCo RSUs or the Investor Interests acquired pursuant to settlement of a NewCo RSU and (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any NewCo RSUs or Investor Interests issued pursuant to any NewCo RSUs.

(vi) The Grantee is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(vii) The Grantee’s knowledge and experience in financial and business matters is such that it is capable of evaluating the merits and risk of the investment in the NewCo RSUs. The Grantee has carefully reviewed the terms and provisions of this Rollover Agreement and has evaluated the restrictions and obligations contained herein and therein. In furtherance of the foregoing, the Grantee represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of NewCo, US Holdco, Merger Sub or any of their subsidiaries or as to the desirability or value of an investment in NewCo has been made to the Grantee by or on behalf of NewCo, US Holdco, Merger Sub or any of their subsidiaries, (ii) the Grantee has relied upon his own independent investigation, and the advice of his own counsel, tax advisors and other advisors, regarding the risks of an investment in NewCo and (iii) the Grantee will continue to bear sole responsibility for making his own independent evaluation and monitoring of the risks of his investment in NewCo.

(viii) The Grantee’s financial situation is such that the Grantee can afford to bear the economic risk of holding the NewCo RSUs and, if acquired following settlement of the NewCo RSUs, the Investor Interests for an indefinite period and the Grantee can afford to suffer the complete loss of his investment in the NewCo RSUs.

(ix) The Grantee is not subscribing for the NewCo RSUs as a result of or subsequent to any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to Grantee in connection with investments in securities generally.

8. Covenants.

(a) The Grantee shall not enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with the Grantee’s representations, warranties, covenants and obligations under this Rollover Agreement, or take any action that would reasonably be expected to restrict or otherwise affect the Grantee’s power, authority and right to comply with and perform his obligations under this Rollover Agreement.

9. Withholding. NewCo shall have the right to withhold from any cash amounts payable hereunder to the Grantee such amount as shall be sufficient to satisfy all federal, state and local withholding tax requirements relating thereto. Whenever Investor Interests are to be issued pursuant to Section 2(c) or upon settlement of a NewCo RSU, the number of Investor Interests issued to Grantee shall be reduced by the number of Investor Interests having a Fair Market Value on the vesting date equal to the Grantee’s federal, state and local withholding tax requirements.

10. Counterparts. This Rollover Agreement may be executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

11. Amendments and Waivers. This Rollover Agreement may not be modified or amended, and no provision of this Rollover Agreement may be waived, except by a written instrument signed by NewCo and the Grantee. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach of the same or similar nature.

12. Specific Performance. The Grantee acknowledges and agrees that a breach of this Rollover Agreement by the Grantee would cause irreparable damage to NewCo and that NewCo would not have an adequate remedy at law. Accordingly, the obligations of the

Grantee under this Rollover Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.

13. Assignment. This Rollover Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties hereto. For the avoidance of doubt, this Rollover Agreement shall be binding upon the representatives, heirs and estate of the Grantee in the event of the death or incapacity of the Grantee. Any assignment by a party hereto requires consent of the other parties hereto, except that NewCo may assign its rights and obligations hereunder to an Affiliate; provided that no such assignment shall relieve NewCo of its obligations hereunder.

14. Termination. This Rollover Agreement shall terminate (a) upon mutual written consent of NewCo, the Company and the Grantee, (b) automatically without any further action of the parties hereto if, at any time prior to the Closing, the Merger Agreement shall have been terminated in accordance with its terms, (c) upon the termination of the Grantee’s employment by the Company without Cause or by the Grantee for Good Reason (as such terms are defined in the Grantee’s employment agreement with the Company), or (d) upon the death of the Grantee prior to Closing, provided that Section 2(c) of this Rollover Agreement shall survive any such termination until fully satisfied and NewCo shall issue Investor Interests in settlement of any Rollover RSUs that vest upon the Grantee’s death as provided in Section 2(c). Except as provided in the immediately preceding sentence, upon any such termination, the rights and obligations of the parties shall terminate and there shall be no liability on the part of NewCo or the Grantee under this Rollover Agreement; provided, that no such termination of this Rollover Agreement shall relieve any party from liability for any willful breach of this Rollover Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Rollover Agreement as of the date(s) set forth below.

GLOBAL GENERATIONS INTERNATIONAL INC.

By:	/s/ Brian Ruder
Name:	Brian Ruder
Title:	President, Chief Executive Officer, and Secretary

[Signature Page to RSU Rollover Agreement - Sullivan]

ANCELUX TOPCO S.C.A.

By:	/s/ Séverine Michel
Name:	acting by Ancelux S.àr.l., its manager
Title:	represented by Séverine Michel, Manager

[Signature Page to RSU Rollover Agreement - Sullivan]

/s/ Timothy Sullivan
Timothy Sullivan

Date

[Signature Page to RSU Rollover Agreement - Sullivan]

CONSENT OF SPOUSE

The undersigned spouse of the Grantee has read and hereby approves the terms and conditions of the Plan and this Rollover Agreement. In consideration of the Company’s granting his or her spouse NewCo RSUs as set forth in this Rollover Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Rollover Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Rollover Agreement.

/s/ Jane Sullivan
Spouse of the Grantee

☐	Not applicable.

[Spousal Consent to RSU Rollover Agreement - Sullivan]

APPENDIX A

Name of Grantee: Timothy Sullivan

I. Rollover RSUs

Date of Grant	Number of Rollover RSUs
5/16/2011	150,000

II. NewCo RSUs

Date of Grant of the Original Rollover RSUs to Which the NewCo RSUs are Attributable	Number of NewCo RSUs
5/16/2011	30,969

[Appendix A to RSU Rollover Agreement]

ANCESTRY.COM INC.

GRANT NOTICE FOR 2009 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNITS

FOR GOOD AND VALUABLE CONSIDERATION, Ancestry.com Inc. (the “Company”), hereby grants to Participant named below the number of restricted stock units specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Ancestry.com Inc. 2009 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Participant, each as amended from time to time. Each restricted stock unit subject to this Award represents the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”), subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:	Timothy Sullivan

Grant Date:	May 16, 2011

Number of restricted stock units subject to the Award:	150,000

Vesting Schedule:	The Award shall vest according to the following schedule: 33% of the units will vest on May 16, 2014; 33% of the units will vest on May 16,2015; and 34% of the units will vest on May 16, 2016.

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

ANCESTRY.COM INC.	/s/ Tim Sullivan
Participant Signature

By	/s/ William C. Stern
Title:	General Counsel & Corporate Secretary

ANCESTRY.COM INC.

STANDARD TERMS AND CONDITIONS FOR

RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to the Award of restricted stock units granted to an employee or a nonemployee director of the Company pursuant to the Ancestry.com Inc. 2009 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF RESTRICTED STOCK UNITS

Ancestry.com Inc., a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) specified in the Grant Notice. Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	VESTING OF RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Notwithstanding anything contained in these Standard Terms and Conditions to the contrary: (i) if the Participant’s Termination of Employment is by reason of death or Disability before all of the Restricted Stock Units have vested, a pro rata portion of the Restricted Stock Units shall become vested, and, unless otherwise determined by the Administrator, the remaining Restricted Stock Units shall be forfeited and canceled as of the date of such Termination of Employment, and (ii) except as provided in Section 5 below, if the Participant’s Termination of Employment is for any reason other than death or Disability, any then unvested Restricted Stock Units held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment. For purposes of this Section 2, “pro-rata portion” means a percentage, where the numerator is the portion of the vesting period of the Restricted Stock Units that expired prior to the Participant’s Termination of Employment, and the denominator is the number of days in such period.

3.	SETTLEMENT OF RESTRICTED STOCK UNITS

Vested Restricted Stock Units shall be settled by the delivery to the Participant or a designated brokerage firm of one share of Common Stock per vested Restricted Stock Unit as soon as reasonably practicable following the vesting of such Restricted Stock Units, and in all events no later than March 15 of the year following the year of vesting (unless delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code).

4.	RIGHTS AS STOCKHOLDER

The Participant shall have no voting rights or the right to receive any dividends with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.

5.	CHANGE IN CONTROL

Unless otherwise provided in an employment, severance or other agreement between the Company and the Participant, the following provisions shall apply in the event a Change in Control occurs while the Restricted Stock Units are outstanding:

A.	If the Restricted Stock Units are not continued, assumed, converted or substituted for immediately following the Change in Control, the Restricted Stock Units shall become fully vested immediately prior to the Change in Control.

B.	If the Restricted Stock Units are continued, assumed, converted or substituted for, the Restricted Stock Units shall be treated as determined by the Administrator.

6.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued in respect of vested Restricted Stock Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

7.	INCOME TAXES

The Company shall not deliver shares in respect of any Restricted Stock Units unless and until the Participant has made arrangements satisfactory to the Administrator to satisfy applicable withholding tax obligations. Unless the Participant pays the withholding tax obligations to the Company by cash or check in connection with the delivery of the Common Stock, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the vesting of the Restricted Stock Units (provided that shares of Common Stock may be withheld only to the extent that such

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withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the delivery of the Restricted Stock Units from any amounts payable by it to the Participant (including, without limitation, future cash wages).

8.	NON-TRANSFERABILITY OF AWARD

The Participant represents and warrants that the Restricted Stock Units are being acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Participant further understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, the Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of except other than by will or the laws of descent and distribution and to the extent expressly permitted hereby and at all times in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state securities or “blue sky” laws and non-U.S. securities laws.

9.	OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock Units. Any prior agreements, commitments or negotiations concerning the Restricted Stock Units are superseded.

10.	LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon vesting of the Restricted Stock Units. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

11.	GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

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The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.

12.	ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.

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